Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading “Experts” in the Prospectus Supplement dated November 10, 2003 to the Registration Statement on Form S-3 (No. 333-67366) of Tularik Inc.

/s/    PricewaterhouseCoopers LLP

San Jose, California

November 10, 2003